TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this "Agreement") is made, as of this 1st day of January, 2012 (the "Effective Date"), by and between MODERN HOTELS (HOLDINGS) LIMITED, an entity formed under the laws of the Channel Islands ("Modem"), and THE ONE GROUP, LLC, a Delaware limited liability company ("TOG"), each having an address as set forth on the signature page to this Agreement.

WHEREAS, Modem presently has a 54.14% ownership interest in JEC II, LLC, a New

York limited liability company ("JEC II");

WHEREAS, Modem desires to transfer to TOG, and TOG desires to accept from Modem all of its right, title and interest of any nature whatsoever in or to JEC II (the "Interest") in consideration of the Purchase Consideration (as hereinafter defined) in accordance with the terms herein provided; and

WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transaction contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Transfer and Deliveries. On the Effective Date:

(a)          Modem hereby assigns, transfers, conveys and delivers to TOG all of its right, title and interest in and to the Interest and TOG hereby assumes all of the rights and liabilities related to the Interest;

(b)          In full and final consideration of the Interest, TOG hereby grants to Modem the following (the "Purchase Consideration") 19,415 membership interest units in TOG (the "TOG Interest") and Modem hereby assumes all of the rights and liabilities related to the TOG Interest; and

(c)           Modem hereby agrees to become a "Member" of TOG and further agrees to be bound by all the terms and conditions set forth herein and in the operating agreement of TOG (the "TOG Operating Agreement"), and acknowledges that each such provision is a material condition ofTOG's agreement with Modern.

2.           Representations, Warranties and Covenants of Modem.

Modem represents, warrants and covenants to TOG as follows:

(a)          Modem is the record and beneficial owner of the Interest free and clear of all claims, liens, charges and encumbrances and is transferring to TOG good title to the Interest free and clear of any claims, liens, charges and/or encumbrances. Modem has the full right, power and authority to execute, deliver and perform this Agreement and to assign, transfer, convey and deliver to TOG the Interest in accordance with the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Modem and constitutes a valid and binding agreement of Modem enforceable against it in accordance with its terms. The execution and delivery of this Agreement by Modem does not, and the performance by it of its obligations hereunder will not (i) constitute a violation of, conflict with or result in a default under, any contract, agreement or instrument of any kind to which Modem is a party or by which any of the Interest is bound, or (ii) violate any judgment, decree, order, law, rule or regulation applicable to Modem. The transactions contemplated hereby have not been planned and will not be effected with intent to hinder, delay or defraud any creditor of Modem, and will not otherwise constitute a fraudulent transfer or conveyance under any applicable law, including section 548 of Title 11 of the United States Code.

(b)          This Agreement transfers all of Modem 's right, title, claim and interest of any nature whatsoever, in JEC II to TOG, regardless of whether the ownership percentage set forth above represents more or less than Modem's actual percentage of ownership in JEC II and Modem agrees to execute, at Modem 's sole cost and expense, any and all additional agreements or other instruments necessary or appropriate, after the Effective Date to evidence such transfer.

(c)          Modem is an "accredited investor" and has significant prior investment experience, including investment in non-listed and non-registered securities. Modem is knowledgeable about investment considerations in unregistered and restricted securities. Modem has a sufficient net worth to sustain a loss of its entire investment in TOG in the event such a losses should occur. Modem's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances. The investment is a suitable one for Modem.

(d)          The TOG Interest is not registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Modem understands that the transfer of the TOG Interest is intended to be exempt from registration under the Act.

(e)          Neither the Securities and Exchange Commission nor any state securities commission has approved the transfer of the TOG Interest or passed upon or endorsed the merits of the transfer.

(f)          Modem shall bear the economic risk of the investment in the TOG Interest until such time as Modem disposes of the TOG Interest consistent with the terms and provisions of the TOG Operating Agreement. Modem understands that no public market now exists for the TOG Interest, that TOG has not made any assurances that a public market will ever exist for the TOG Interest and that the TOG Operating Agreement provides only for limited opportunities to liquidate an investment in TOG. In addition to the foregoing, Modem hereby covenants and agrees to be bound by the terms and conditions of the TOG Operating Agreement applicable to a "Member" ofTOG.

(g)          Modem has adequate means of providing for Modem's current needs and foreseeable personal contingencies and has no need for Modem's investment in the TOG Interest to be liquid.

(h)          The execution, delivery and performance by Modem of this Agreement are within the powers of Modem and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Modem is a party or by which Modem is bound. The signature of Modem on this Agreement is genuine, and this Agreement constitutes the legal, valid and binding obligations of Modem, enforceable in accordance with its terms.

(i)          Modem understands and acknowledges that TOG makes no representation or warranty and gives no assurance to Modem with respect to the value of TOG or JEC II, or of the TOG Interest or the Interest. The transfer of the Interest represents privately negotiated consideration for the TOG Interest, and Modem has determined that TOG's transfer of the TOG Interest to Modem represents fair consideration for Modem's transfer of the Interest to TOG. Modem hereby irrevocably waives and releases TOG and its respective directors, officers, employees, agents and representatives from any and all actions and claims whatsoever, whether in law or equity, relating to the determination of the consideration set forth herein.

U)          The representations and warranties contained in this Agreement shall survive the Effective Date.

3.           Representations, Warranties and Covenants ofTOG.

TOG represents, warrants and covenants to Modem as follows:

(a)          This Agreement grants to Modem the TOG Interest and TOG agrees to execute, at TOG's sole cost and expense, any and all additional agreements or other instruments necessary or appropriate, after the Effective Date to evidence such transfer.

(b)          The Interest is not registered under the Act, or any state securities laws. TOG understands that the transfer of the Interest is intended to be exempt from registration under the Act, based, in part, upon the representations, warranties, covenants and agreements of TOG contained in this Agreement.

(c)          Neither the Securities and Exchange Commission nor any state securities commission has approved the transfer of the Interest or passed upon or endorsed the merits of the transfer.

(d)          The execution, delivery and performance by TOG of this Agreement are within the powers of TOG, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which TOG is a party or by which TOG is bound; and will not violate any provision of the charter documents, by-laws, indenture of trust, operating agreement or partnership agreement, as applicable, of TOG. The signature of TOG on this Agreement is genuine; the signatory has been duly authorized to execute the same; and this Agreement constitutes the legal, valid and binding obligations of TOG, enforceable in accordance with its terms.

(e)          The representations and warranties contained m this Agreement shall survive the Effective Date.

4.           Miscellaneous.

(a)          If any one or more of the provisions of this Agreement shall for my reason be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision was not contained herein, or was contained herein only to the extent the same was enforceable.

(b)          This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(c)          This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof.

(d)          Each of Modern and TOG each acknowledge and agree that JEC II may rely on each of their respective representations, warranties, covenants and agreements set forth in this Agreement. Modern acknowledges and agrees that TOG may rely on its representations, warranties, covenants and agreements set forth in this Agreement.

(e)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts oflaw.

(f)          This Agreement shall be binding and inure to the benefit of the heirs, personal and legal representatives, successors and assigns of the parties.

(g)          This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)          The paragraph headings and captions herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)          All notices, requests or other communications hereunder shall be in writing and shall be delivered in person or sent by overnight courier service or by registered or certified mail, postage prepaid, and shall be deemed given upon the date of receipt if delivered in person or sent by overnight courier service, or after three days if mailed, in each case addressed to the parties at the respective addresses set forth on the signature page to this Agreement with a copy to JEC II and the TOG, both having an address at 411 West 14111 Street, 3rd Floor, New York, New York, 10014.

(j)          Each of Modem and TOG acknowledges and agrees that The Giannuzzi Group, LLP has prepared this Agreement at the request of TOG and that The Giannuzzi Group, LLP has solely represented the interests of TOG in connection with the negotiation and drafting (and any and all matters relating thereto) of this Agreement. Modem further acknowledges and agrees that Modem has, prior to executing this Agreement, retained separate, independent legal and tax counsel to review and analyze this Agreement and all of the terms set forth herein and has not relied on the advice or counsel of The Giannuzzi Group, LLP, or any of their attorneys, in entering into this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Transfer Agreement as of the date and year first above written.

MODERN:

MODERN HOTELS (HOLDINGS) LIMITED

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: M.D.

Address:	The Metropole
Roseville Street
St. Helier, Jersey, C.l

TOG:

THE ONE GROUP, LLC

By:	/s/ Samuel Goldfinger
Name: Samuel Goldfinger
Title: CFO

Address:	411 West 14th Street, 3rd Floor
New York, New York 10014

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